                                      EXHIBIT 16

                  SCHEDULE OF COMPUTATION OF PERFORMANCE QUOTATIONS

1.   TOTAL RETURN CALCULATIONS

A.   FULL MATURITY FIXED INCOME PORTFOLIO

     1.   Total Return Between July 1, 1997 and June 30, 1998 = 10.20%


          a.    7/31/97 NAV + 7/31/97 Dividend                x
          ---------------------------------------
                       6/30/97 NAV

                8/31/97 NAV + 8/31/97 Dividend                x
          ---------------------------------------
                       7/31/97 NAV

                9/30/97 NAV + 9/30/97 Dividend                x
          ---------------------------------------
                       8/31/97 NAV

                10/30/97 NAV + 10/30/97 Dividend              x
          ---------------------------------------
                       9/30/97 NAV

                11/30/97 NAV + 11/30/97 Dividend              x
          ---------------------------------------
                      10/30/97 NAV

                12/31/97 NAV + 12/31/97 Dividend              x
          ---------------------------------------
                      11/30/97 NAV

                1/31/98 NAV + 1/31/98 Dividend                x
          ---------------------------------------
                      12/31/97 NAV

                2/28/98 NAV + 2/28/98 Dividend                x
          ---------------------------------------
                       1/31/98 NAV

                3/31/98 NAV + 3/31/98 Dividend                x
          ---------------------------------------
                       2/28/98 NAV

                4/30/98 NAV + 4/30/98 Dividend                x
          ---------------------------------------
                       3/31/98 NAV

                5/31/98 NAV + 5/31/98 Dividend                x
          ---------------------------------------
                       4/30/98 NAV

                6/30/98 NAV + 6/30/98 Dividend                -1 x 100
          ---------------------------------------
                       5/31/98 NAV

A.   FULL MATURITY FIXED INCOME PORTFOLIO


     b.               10.01          +          0.056          /              9.79
                       9.86          +          0.058          /             10.01
                       9.95          +          0.050          /              9.86
                      10.04          +          0.058          /              9.95
                      10.04          +          0.050          /             10.04
                      10.09          +          0.057          /             10.04
                      10.16          +          0.052          /             10.09
                      10.11          +          0.047          /             10.16
                      10.09          +          0.051          /             10.11
                      10.09          +          0.051          /             10.09
                      10.14          +          0.052          /             10.09
                      10.18          +          0.053          /             10.14

                         -1          x            100          =            10.70%

2.   ANNUALIZED RETURN - PROGRAM FEES = ANNUALIZED TOTAL RETURN
                                     NET ALL FEES AND EXPENSES

                      10.70%         -          0.50%          =            10.20%

B.   LIMITED MATURITY FIXED INCOME PORTFOLIO

     1.   Total Return Between July 1, 1997 and June 30, 1998 = 6.11%


            a.   7/31/97 NAV + 7/31/97 Dividend               x
            ---------------------------------------
                          6/30/97 NAV

                 8/31/97 NAV + 8/31/97 Dividend               x
            ---------------------------------------
                          7/31/97 NAV

                 9/30/97 NAV + 9/30/97 Dividend               x
            ---------------------------------------
                          8/31/97 NAV

                 10/30/97 NAV + 10/30/97 Dividend             x
            ---------------------------------------
                          9/30/97 NAV

                 11/30/97 NAV + 11/30/97 Dividend             x
            ---------------------------------------
                          10/30/97 NAV

                 12/31/97 NAV + 12/31/97 Dividend             x
            ---------------------------------------
                          11/30/97 NAV

                 1/31/98 NAV + 1/31/98 Dividend               x
            ---------------------------------------
                          12/31/97 NAV

                 2/28/98 NAV + 2/28/98 Dividend               x
            ---------------------------------------
                          1/31/98 NAV

                 3/31/98 NAV + 3/31/98 Dividend               x
            ---------------------------------------
                          2/28/98 NAV

                 4/30/98 NAV + 4/30/98 Dividend               x
            ---------------------------------------
                          3/31/98 NAV

                 5/31/98 NAV + 5/31/98 Dividend               x
            ---------------------------------------
                          4/30/98 NAV

                 6/30/98 NAV + 6/30/98 Dividend               -1 x 100
            ---------------------------------------
                          5/31/98 NAV

B.   LIMITED MATURITY FIXED INCOME PORTFOLIO

     b.          10.22            +            0.051            /         10.16
                 10.17            +            0.052            /         10.22
                 10.20            +            0.050            /         10.17
                 10.22            +            0.055            /         10.20
                 10.19            +            0.047            /         10.22
                 10.21            +            0.053            /         10.19
                 10.25            +            0.051            /         10.21
                 10.22            +            0.046            /         10.25
                 10.21            +            0.049            /         10.22
                 10.21            +            0.048            /         10.21
                 10.22            +            0.050            /         10.21
                 10.22            +            0.048            /         10.22

                    -1            x              100            =         6.61%

2.   ANNUALIZED RETURN - PROGRAM FEES = ANNUALIZED TOTAL RETURN
                                     NET ALL FEES AND EXPENSES

                  6.61%           -            0.50%            =          6.11%

C.   DIVERSIFIED EQUITY PORTFOLIO


     1.   Total Return Between July 1, 1997 and June 30, 1998 = 24.05%

          a.    9/16/97 NAV + 9/16/97 Dividend                x
          ----------------------------------------
                          6/30/97 NAV

                12/16/97 NAV + 12/16/97 Dividend              x
          ----------------------------------------
                          9/16/97 NAV

                12/23/97 NAV + 12/23/97 Dividend              x
          ----------------------------------------
                          12/16/97 NAV

                3/14/98 NAV + 3/14/98 Dividend                x
          ----------------------------------------
                          12/28/97 NAV

                6/16/98 NAV + 6/16/98 Dividend                x
          ----------------------------------------
                          3/14/98 NAV

                6/30/98 NAV             -1 x 100
          --------------------
                6/16/98 NAV


      b.      22.07          +            0.090          /        20.72
              22.75          +            0.080          /        22.07
              17.81          +            3.211          /        22.75
              20.35          +            0.070          /        17.81
              19.80          +            0.080          /        20.35
              20.37          /            19.80

                 -1          x              100          =       24.80%

2.   ANNUALIZED RETURN - PROGRAM FEES = ANNUALIZED TOTAL RETURN
                                     NET ALL FEES AND EXPENSES

             24.80%          -            0.75%          =       24.05%

D.   BALANCED PORTFOLIO


     1.   Total Return Between July 1, 1997 and June 30, 1998 = 16.79%

          a.    9/16/97 NAV + 9/16/97 Dividend                x
          ----------------------------------------
                        6/30/97 NAV

                12/16/97 NAV + 12/16/97 Dividend              x
          ----------------------------------------
                        9/16/97 NAV

                12/23/97 NAV + 12/23/97 Dividend              x
          ----------------------------------------
                       12/16/97 NAV

                3/14/98 NAV + 3/14/98 Dividend                x
          ----------------------------------------
                       12/28/97 NAV

                6/16/98 NAV + 6/16/98 Dividend                x
          ----------------------------------------
                        3/14/98 NAV

                6/30/98 NAV           -1 x 100
          -------------------
                6/16/98 NAV


      b.      15.62             +          0.120          /      14.86
              15.98             +          0.110          /      15.62
              13.62             +          2.232          /      15.98
              14.84             +          0.100          /      13.62
              14.34             +          0.110          /      14.84
              14.61             /          14.34

                 -1             x            100          =     17.54%

2.   ANNUALIZED RETURN - PROGRAM FEES = ANNUALIZED TOTAL RETURN
                                     NET ALL FEES AND EXPENSES

             17.54%             -          0.75%          =     16.79%